UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2017

XTRIBE P.L.C.

(Exact Name of Registrant as Specified in its Charter)

England and Wales	333-214799	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1st Floor, Victory House, 99-101, Regent Street W1B4EZ, London, United Kingdom	n/a
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +44020 32140420

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

Item 9.01	Financial Statements and Exhibits

SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On November 28, 2017, the Company’s Board of Directors accepted the resignation of Genito Silvio as a director of the Company with immediate effect and appointed Nicola Gagliardi to serve as a director of the Company with immediate effect until the next election of directors or appointment of their successors.

Set forth below is certain biographical information concerning Mr. Gagliardi:

Nicola Gagliardi

01/01/2013–Present Founder Partner – Enumera - Tax and corporate consultancy firm that provides a complete and highly professional range of services:

●	Tax and accounting services
●	Business consulting
●	Company restructuring
●	Real Estate advisory
●	Support to international groups

01/01/2006–31/12/2012 Associate - Sinthema Professionisti Associati

Associate Partner in Sinthema Professionisti Associati, a tax and corporate consultancy firm that provides a complete and highly professional range of services (regarding financial, corporate, tax and accounting matters) to both Italian companies and those that operate on an international level

University Degree in Business Administration

University of Venice - Ca’ Foscari

CPA - Dottore Commercialista

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTribe P.L.C.

By:	/s/ Enrico dal Monte
Name:	Enrico dal Monte
Title:	Chief Executive Officer

Dated: January 12, 2018